                EXHIBIT 30(d)(xxv)(a)

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Insured Rider for Policy No.

SUPPLEMENTARY MONTHLY RENEWABLE NON-CONVERTIBLE
ONE MONTH TERM INSURANCE

MONTHLY TERM INSURANCE.--Under this rider, we will provide monthly term insurance on the Insured's life. We will do this during any Contract Month which begins on a Monthly Date on which the contract is not in default.

You will not have to prove to us that the Insured is insurable to continue this insurance from month to month provided the rider has not ended as described in the Termination section. We make these promises subject to all the provisions of this rider and of the rest of this contract.

The amount of insurance provided by this rider is included in the Basic Amount as modified by this rider (see Table of Basic Amounts). The insurance for any contract month will start on the Monthly Date which begins that Contract Month;
it will end at the end of the day before the next Monthly Date.

We will deduct the charge for monthly term insurance under this rider from the contract fund. The charge will be no more than the amount we describe under
Maximum Guaranteed Charges. We may deduct a smaller charge as we describe under
Current Rates.

TABLE OF AMOUNTS OF INSURANCE

TABULAR AMOUNTS.--We show here the tabular amount of insurance for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year that begins when the insured is the attained age shown. The tabular amount of insurance at any time is equal to the appropriate amount shown below times the number of $1,000's of Initial Amount of Term Insurance, including any fraction, shown on the Contract Data page(s).

Example: Suppose the Initial Amount of Term Insurance is $100,500. The number of
$1,000's of Initial Amount of Term Insurance is 100.5. The tabular amount of insurance is $100,500 at attained age 70 and $50,250 at attained age 86.

ATTAINED AGE TABULAR AMOUNT PAYABLE ATTAINED AGE TABULAR AMOUNT PAYABLE

80 and below 1000 90 300
81 900 91 250
82 800 92 200
83 700 93 175
84 600 94 150
85 550 95 125
86 500 96 100
87 450 97 75
88 400 98 50
89 350 99 25

(Continued on Next Page)
VALA 500 N

(Continued from Preceding Page)

TARGET AMOUNT.--We compute the Target Amount on each Monthly Date. It will be the larger of the amounts in (1) and (2), where

(1) is the tabular amount of insurance under this rider;

(2) is the amount of insurance, but not more than the Initial Amount of Term
Insurance, that can be provided at then current rates (which we describe under
Current Rates) by a charge equal to the maximum guaranteed charge for the tabular amount of insurance under this rider.

RIDER PREMIUMS AND CHARGES.--We show the premiums for this rider in the Contract
Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under
Schedule of Expense Charges in these pages; the balance is the invested premium amount which is added to the contract fund. We will deduct from the contract fund on each Monthly Date, for the insurance we provide under this rider, a charge for any portion of the basic amount which exceeds the contract fund and for which we do not otherwise charge under the terms of the contract or under the terms any extra benefit other than this rider.

MAXIMUM GUARANTEED CHARGES.--The maximum guaranteed charges per $1,000 of
Initial Amount of Term Insurance are included in the Schedule of Monthly
Deductions in the Contract Data pages. The amount we deduct on a Monthly Date will not be more than this charge multiplied by the number of $1,000's of
Initial Amount of Term Insurance.

CURRENT RATES.--From time to time we will set the current rates based on the
Insured's rating class, sex and attained age for the insurance we provide under this rider. They will not be more than the maximum guaranteed rates. We will set rates based on our expectations as to future experience. At least once every five years, but not more often than once a year, we will consider the need to change the rates. We will change them only if we do so for all riders like this one dated in the same year as this one.

MISCELLANEOUS PROVISIONS

GENERAL.--Where there is no conflict with this rider, the provisions of this contract will also apply to the rider.

PAID-UP CONTRACT.--The Paid-up Contract section of the contract is amended by adding the following sentence. In no event will this contract become fully paid-up prior to the termination of rider VALA 500 N.

BASIC AMOUNT.--While this rider remains in force, the Table of Basic Amounts in the contract is replaced with the table that follows. We have made this change so the contract and this rider together will comply with Section 7702 of the
Internal Revenue Code of 1954 as amended.

VALA 500 N

(Continued from Preceding Page)

TABLE OF BASIC AMOUNTS

When the proceeds arise from the Insured's death:

And The Contract Is Then The Basic Amount Is: And We Adjust The
In Force: Basic Amount For:

on a premium paying the larger of: (1) the face contract debt (see basis and not in default amount (see paqe 3), plus the page 15), plus any past its days of grace Target Amount described in charges due in the rider VALA 500 N; and (2) the days of grace
amount of insurance provided (see page 8).
by the contract fund at the
net single premium rate; plus
the amount of any extra
benefits other than those
provided under rider VALA 500 N.

as variable reduced the amount of variable reduced contract debt.
paid-up insurance paid-up insurance (see page 13)
(see page 13)

as extended insurance the amount of term insurance, nothing.
(see page 13) if the Insured dies in the
term (see page 13); otherwise
zero.

UNSCHEDULED PREMIUMS.--The second paragraph of the Unscheduled Premiums provision is amended by adding the following sentence: Or if we determine at any time that the amount of insurance provided by the contract fund at the net single premium rate exceeds the face amount, plus the Target Amount, then, we have the right to refuse to accept further premium payments, or to limit the amount or frequency of premium payments thereafter.

TERMINATION.--This rider will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the anniversary on which the Insured's attained age is 100;

3. the date the contract is surrendered under its Cash Value Option; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the rider as of the first
Monthly Date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT
ON THE CONTRACT DATE

Pruco Life Insurance Company of New Jersey,

By

Secretary
VALA 500 N

CONTRACT DATA

INSURED'S SEX AND ISSUE AGE M-35
RATING CLASS STANDARD-SMOKER

INSURED JOHN DOE XX XXX XXX POLICY NUMBER

FACE AMOUNT $50,000 JUL 1, 1986 CONTRACT DATE
CONTRACT
PREMIUM PERIOD LIFE JUL 1, 2016 CHANGE DATE
AGENCY R-NK 1

BENEFICIARY WIFE, LIFE, WIFE

LIST OF CONTRACT MINIMUMS

THE MINIMUM PREMIUM IS $25.

LIST OF SUPPLEMENTARY BENEFITS

(EACH BENEFIT IS DESCRIBED IN THE FORM THAT
BEARS THE NUMBER SHOWN FOR IT).

VALA 500 N MONTHLY RENEWABLE TERM INSURANCE
INITIAL AMOUNT OF TERM INSURANCE IS $100,000--

**** END OF LIST ****

SCHEDULE OF PREMIUMS

PLANNED PAYMENT DATES OF SCHEDULED PREMIUMS OCCUR ON THE CONTRACT DATE
AND AT INTERVALS OF 12 MONTHS AFTER THAT DATE.

SCHEDULED PREMIUMS ARE $XXX.XX EACH
CHANGING ON JULY 1, 1987 TO $XXX.XX EACH
CHANGING ON JULY 1, 1988 TO $XXX.XX EACH
CHANGING ON JULY 1, 1989 TO $XXX.XX EACH
CHANGING ON JULY 1, 1990 TO $XXX.XX EACH
CHANGING ON JULY 1, 1991 TO $XXX.XX EACH
CHANGING ON JULY 1, 1992 TO $XXX.XX EACH
CHANGING ON JULY 1, 1993 TO $XXX.XX EACH
CHANGING ON JULY 1, 1994 TO $XXX.XX EACH
CHANGING ON JULY 1, 1995 TO $XXX.XX EACH
CHANGING ON JULY 1, 1996 TO $XXX.XX EACH
CHANGING ON JULY 1, 1997 TO $XXX.XX EACH
CHANGING ON JULY 1, 1998 TO $XXX.XX EACH
CHANGING ON JULY 1, 1999 TO $XXX.XX EACH
CHANGING ON JULY 1, 2000 TO $XXX.XX EACH
CHANGING ON JULY 1, 2001 TO $XXX.XX EACH
CHANGING ON JULY 1, 2002 TO $XXX.XX EACH

CONTRACT DATA CONTINUED ON NEXT PAGE

Paqe 3(84)VA-N

CHANGING ON JULY 1, 2003 TO $XXX.XX EACH
CHANGING ON JULY 1, 2004 TO $XXX.XX EACH
CHANGING ON JULY 1, 2005 TO $XXX.XX EACH
CHANGING ON JULY 1, 2006 TO $XXX.XX EACH
CHANGING ON JULY 1, 2007 TO $XXX.XX EACH
CHANGING ON JULY 1, 2006 TO $XXX.XX EACH
CHANGING ON JULY 1, 2009 TO $XXX.XX EACH
CHANGING ON JULY 1, 2010 TO $XXX.XX EACH
CHANGING ON JULY 1, 2011 TO $XXX.XX EACH
CHANGING ON JULY 1 2012 TO $XXX.XX EACH
CHANGING ON JULY 1, 2013 TO $XXX.XX EACH
CHANGING ON JULY 1, 2014 TO $XXX.XX THEREAFTER

CONTRACT PREMIUMS INCLUDE THE PREMIUMS FOR THE FOLLOWING SUPPLEMENTARY BENEFITS:

PREMIUMS FOR BENEFIT VALA 500 N ARE $XXX.XX EACH

CHANGING ON JULY 1, 1987 TO $ 195.00 EACH
CHANGING ON JULY 1, 1988 TO $ 210.00 EACH
CHANGING ON JULY 1, 1989 TO $ 229.00 EACH
CHANGING ON JULY 11 1990 TO $ 247.00 EACH
CHANGING ON JULY 1, 1991 TO $ 335.00 EACH
CHANGING ON JULY 1, 1992 TO $ 364.00 EACH
CHANGING ON JULY 1, 1993 TO $ 395.00 EACH
CHANGING ON JULY 1, 1994 TO $ 428.00 EACH
CHANGING ON JULY 1, 1995 TO $ 464.00 EACH
CHANGING ON JULY 1, 1996 TO $ 503.00 EACH
CHANGING ON JULY 1, 1997 TO $ 544.00 EACH
CHANGING ON JULY 1, 1998 TO $ 588.00 EACH
CHANGING ON JULY 1, 1999 TO $ 635.00 EACH
CHANGING ON JULY 1, 2000 TO $ 687.00 EACH
CHANGING ON JULY 1, 2001 TO $ 745.00 EACH
CHANGING ON JULY 1, 2002 TO $ 812.00 EACH
CHANGING ON JULY 1, 2003 TO $ 887.00 EACH
CHANGING ON JULY 1, 2004 TO $ 973.00 EACH
CHANGING ON JULY 1, 2005 TO $1067.00 EACH
CHANGING ON JULY 1, 2006 TO $1169.00 EACH
CHANGING ON JULY 1, 2007 TO $1277.00 EACH
CHANGING ON JULY 1, 2008 TO $1391.00 EACH
CHANGING ON JULY 1, 2009 TO $1513.00 EACH
CHANGING ON JULY 1, 2010 TO $1647.00 EACH
CHANGING ON JULY 1, 2011 TO $1796.00 EACH
CHANGING ON JULY 1, 2012 TO $1946.00 EACH
CHANGING ON JULY 1, 2013 TO $2154.00 EACH
CHANGING ON JULY 1, 2014 TO $2368.00 EACH
CHANGING ON JULY 1, 2015 TO $2604.00 EACH
CHANGING ON JULY 1, 2016 TO $2860.00 EACH
CHANGING ON JULY 1, 2017 TO $3133.00 EACH
CHANGING ON JULY 1, 2018 TO $3425.00 EACH
CHANGING ON JULY 1, 2019 TO $3738.00 EACH
CHANGING ON JULY 1, 2020 TO $4085.00 EACH
CHANGING ON JULY 1, 2021 TO $4477.00 EACH

CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3A(84)VA-N

CHANGING ON JULY 1, 2022 TO $4927.00 EACH
CHANGING ON JULY 1, 2023 TO $5445.00 EACH
CHANGING ON JULY 1, 2024 TO $6032.00 EACH
CHANGING ON JULY 1, 2025 TO $6680.00 EACH
CHANGING ON JULY 1, 2026 TO $7376.00 EACH
CHANGING ON JULY 1, 2027 TO $8110.00 EACH
CHANGING ON JULY 1, 2028 TO $8874.00 EACH
CHANGING ON JULY 1, 2029 TO $9675.00 EACH
CHANGING ON JULY 1, 2030 TO $10540.00 EACH
CHANGING ON JULY 1, 2031 TO $15293.00 EACH

*****END OF SCHEDULE*****

SCHEDULE OF EXPENSE CHARGES FROM PREMIUM PAYMENTS

FROM EACH PREMIUM PAID WE DEDUCT A PER-PAYMENT PROCESSING CHARGE OF $2.00.

FROM THE REMAINDER WE DEDUCT A CHARGE OF 7.5%. AFTER DEDUCTION OF THIS AMOUNT,
THE BALANCE IS THE INVESTED PREMIUM AMOUNT (SEE PAGE 11.)

*****END OF SCHEDULE*****

SCHEDULE OF MONTHLY DEDUCTIONS FROM CONTRACT FUND

THE MONTHLY ADMINISTRATION CHARGE IS $5.50. THE MONTHLY CHARGE TO GUARANTEE THE
MINIMUM DEATH BENEFIT IS $1.50.

MONTHLY DEDUCTIONS FOR ANY SUPPLEMENTARY BENEFITS CONSIST OF A FIXED CHARGE PLUS
AN AMOUNT THAT DEPENDS ON THE INSURANCE PROVIDED BY RIDER VALA 500 N.

MONTHLY DEDUCTIONS FOR SUPPLEMENTAL BENEFIT VALA 500 N ARE BASED ON THE NUMBER
OF UNITS OF INSURANCE, INCLUDING ANY FRACTION, ON THE MONTHLY DATE AND THE
MONTHLY RATE PER UNIT OF INSURANCE. THE NUMBER OF UNITS OF INSURANCE IS EQUAL TO
THE INSURANCE PROVIDED BY RIDER VALA 500 N DIVIDED BY THE TABULAR AMOUNT OF
INSURANCE PER S1,000 OF INITIAL AMOUNT OF TERM INSURANCE. THE DEDUCTION MAY BE

ADJUSTED AS DESCRIBED IN RIDER VALA 500 N.

MAXIMUM MONTHLY
FIXED RATE PER UNIT OF
MONTHLY DEDUCTIONS ARE CHARGE INSURANCE
- ---------------------- ------ ----------------
CHANGING ON JULY 1, 1987 TO XX.XX .XXXXX
CHANGING ON JULY 1, 1988 TO XX.XX .XXXXX
CHANGING ON JULY 1, 1989 TO XX.XX .XXXXX
CHANGING ON JULY 1, 1990 TO XX.XX .XXXXX
CHANGING ON JULY 1, 1991 TO XX.XX .XXXXX
CHANGING ON JULY 1, 1992 TO XX.XX .XXXXX
CHANGING ON JULY 1, 1993 TO XX.XX .XXXXX
CHANGING ON JULY 1, 1994 TO XX.XX .XXXXX

CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3B(84)VA-N

CHANGING ON JULY 1, 1995 TO XX.XX .XXXXX
CHANGING ON JULY 1, 1996 TO XX.XX .XXXXX
CHANGING ON JULY 1, 1997 TO XX.XX .XXXXX
CHANGING ON JULY 1, 1998 TO XX.XX .XXXXX
CHANGING ON JULY 1, 1999 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2000 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2001 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2002 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2003 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2004 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2005 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2006 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2007 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2008 TO XX.XX .XSXXX
CHANGING ON JULY 1, 2009 TO XX.XX .XXSSX
CHANGING ON JULY 1, 2010 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2011 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2012 TO XX.XX .XXXXX

CHANGING ON JULY 1, 2013 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2014 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2015 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2016 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2017 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2018 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2019 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2020 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2021 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2022 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2023 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2024 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2025 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2026 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2027 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2028 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2029 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2030 TO XX.XX .XXXXX
CHANGING ON JULY 1, 2031 TO XX.XX .XXXXX

*****END OF SCHEDULE*****
Page 3C(84)VA-N